Exhibit 1.1

EMPIRE STATE MUNICIPAL EXEMPT TRUST

SERIES 185

REFERENCE TRUST AGREEMENT

This Reference Trust Agreement dated August 14, 2008, among Glickenhaus & Co., as Depositor, The Bank of New York Mellon, as Trustee and CapeLogic, Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Empire State Municipal Exempt Trust, Guaranteed Series 182 (and Subsequent Series), Trust Indenture and Agreement” dated November 9, 2005, as amended in part by this Reference Trust Agreement (herein as amended or supplemented called the “Indenture”).  This Reference Trust Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:

Part I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument, except that the Indenture is amended in the following manner.

(a)  Section 1.1 shall be amended to add the definition “Diversification Test Day” which shall read as follows:

“‘Diversification Test Day’ shall mean the date occurring five Business Days prior to the last Business Day of each quarter of each taxable year of the Trust.”

(b)  Section 1.1 shall be amended to add the definition of “Non-Qualifying Securities” which shall read as follows:

“As of each Diversification Test Day, all Securities the holding of which would, unless cured as set forth in Section 3.16, cause a Trust not to qualify as a Regulated Investment Company by reason of Sections 851(b)(4) and 851(c) of Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision.”

(c)  Section 1.1 shall be amended to add the definition of “Regulated Investment Company” which shall read as follows:

“A Trust that, as disclosed in its Prospectus, intends to be treated and to qualify as a ‘regulated investment company’ within the meaning of the Code.”

(d)  Section 3.6 shall be amended by adding the following after the tenth paragraph thereof:

“Distributions shall be made as follows (or in any other manner that, in the opinion of counsel to the Sponsor or the independent public accountants or auditors employed pursuant to Section 6.1(e), will satisfy then current requirements of the Code):

“(a) Distribution of Capital Gain Net Income for Purposes of Section 4982 of the Code. For each calendar year, the Trustee shall determine whether the Trust realized any capital gain net income for the one-year period ending on October 31 of such calendar year. If the Trust realized capital gain net income the Trustee shall, during December of such calendar year, declare a distribution of such capital gain net income (reduced by any amount thereof previously distributed on account of such period) payable to Unitholders of record on a specified date in December, and shall make this distribution to such Unitholders no later than January 31 of the next calendar year.”

            “(b) Distribution of Net Capital for Purposes of Section 852 of the Code. After the tax return for any taxable year of the Trust is prepared, but prior to the time such tax return is required to be filed (including extensions), the Trustee shall determine whether the Trust realized any net capital gain for such year and shall declare a distribution of any such net capital gain (reduced by any amount thereof previously distributed on account of such year in respect of which a dividends-paid deduction is available) and shall make this distribution with the next Interest Distribution, in no event later than the earlier of 12 months after the close of the taxable year or the date of the first regular dividend payment made after such declaration.”

            “(c) Distribution of Taxable Income of the Trust other than Capital Gain Net Income for Purposes of Section 4982 of the Code. In December of each calendar year, the Trustee shall estimate the Trust’s taxable income (without regard to its capital gain net income) for the calendar year and shall declare a distribution of such estimated taxable income (reduced by any amount thereof previously distributed on account of such year) during such December to Unitholders of record on a date in such

December specified by the Trustee and shall make this distribution to such Unitholders no later than January 31 of the next calendar year. If after the Trustee has estimated the Trust’s taxable income (without regard to its capital gain net income) for the calendar year the Trust recognizes additional taxable income (other than capital gain) in such calendar year that was not included in the prior estimate of the Trust’s taxable income (e.g., gain from the disposition of a Security treated as ordinary income under the market discount rules of Sections 1276-78 of the Code) for such year, the Trustee shall re-estimate the Trust’s taxable income for the calendar year and, if necessary, declare and make any additional distribution in the same manner as set forth in the immediately preceding sentence.”

            “(d) Distribution of Taxable Income of the Trust other than Net Capital Gain for purposes of Section 852 of the Code. After the tax return for any taxable year of the Trust is prepared, but prior to the time such tax return is required to be filed (including extensions), the Trustee shall determine the Trust’s taxable income (without regard to its net capital gain) for such year and shall declare a distribution of such taxable income (reduced by any amount thereof previously distributed on account of such year) and shall make this distribution with the next Interest Distribution, but in no event later than the earlier of 12 months after the close of the taxable year or the date of the first regular dividend payment after such declaration.”

            “(e) Withdrawals from Principal Account. Such amounts as shall be necessary to enable the Trust to comply with the foregoing provisions of this Section 3.6 may be withdrawn from the Principal Account and credited to the Interest Account. The Trustee shall reserve amounts sufficient to satisfy the requirements of this Section 3.6 within the Principal Account, as principal, without interest, and not distribute such amounts to Unitholders until the Termination Date set forth in the Prospectus.”

(e)  Section 3.8 shall be amended by adding the following section (i):

“(i) that the sale of such Bond is necessary or advisable (i) to maintain the qualification of the Trust as a Regulated Investment Company under the Code, (ii) to provide funds to make any distribution for a taxable year pursuant to the fifth paragraph of Section 3.6.”

(f)  Section 3.15(d) shall be hereby deleted and replaced with the following:

“Each New Bond purchased must be a Bond of investment grade quality, which is rated at least BBB by Standard & Poor’s or at least Baa by Moody’s.”

(g)  Section 3.16 shall be hereby deleted and replaced with the following:

“SECTION 3.16 Diversification Tests. (a) At least five Business Days prior to the Diversification Test Day occurring in the first quarter of the first taxable year of the Trust, the Trustee shall request in writing from independent certified public accountants or auditors employed pursuant to Section 6.1(e) written certification, in form and substance satisfactory to the Trustee and its counsel, as to whether there are any Non-Qualifying Securities held in the Trust (i) on such Diversification Test Day and (ii) on the last Business Day of the first quarter of the first taxable year of the Trust, and such certification shall be delivered to the Trustee and to the Sponsor no later than (1) the Business Day following such Diversification Text Day and (2) two hours after the Evaluation Time on such last Business Day, respectively. In the event that such accountants’ certification states that any Non-Qualifying Securities are held by the Trust as of either day, the Trustee, at the direction of the Sponsor, shall sell such portion of the Non-Qualifying Securities or take such other action as the Sponsor may direct as necessary so that no Non-Qualifying Securities are held by the Trust on the last Business Day of the first quarter of the first taxable year of the Trust. On the last Business Day of the first quarter of the first taxable year of the Trust the Trustee shall certifying in form and substance satisfactory to the Sponsor and its counsel to the effect that no Non-Qualifying Securities are held by the Trust on such last Business Day.”

“(b) With respect to each subsequent quarter of each taxable year of the Trust (a “Tax Quarter”) in which the Trust has made an “acquisition of securities or other property” within the meaning of Section 851(d) of the Code or successor provision, at least five Business Days prior to the Diversification Test Day occurring in such Tax Quarter the Trustee shall request in writing from independent certified public accountants designated by the Sponsor pursuant to Section 6.1(e) written certifications, in form and substance satisfactory to the Trustee and its counsel, as to whether there are any Non-Qualifying Securities held in the Trust on such Diversification Test Day and on the last Business Day of such Tax Quarter; provided that if any such acquisition shall occur in such Tax Quarter subsequent to the fifth Business Day prior to such Diversification Test Day, the Trustee shall immediately thereafter request in writing such accountants’ written certification as of the last Business Day of such Tax Quarter. Such certifications shall be delivered to the Trustee and to the Sponsor no later than (i) the Business Day following such Diversification Test Day or (ii) such last Business Day, as the case may be. In the event that such accountants’ certifications with respect to the Diversification Test Day in such Tax Quarter state that any Non-Qualifying Securities are held by the Trust as of such Diversification Test Day, the Trustee, at the direction of the Sponsor, shall sell such portion of the Non-Qualifying Securities as necessary so that no Non-Qualifying Securities are held by the Trust on the last Business Day of the then current Taxable Quarter or take such other action as the Sponsor may direct. In the event that such accountants’ certifications with respect to the last Business Day of such Tax Quarter states that any Non-Qualifying Securities are held by the Trust as of such last Business Day, the Trustee, at the direction of the Sponsor, shall sell, no later than 20 days after the end of such Tax Quarter, such portion of the Non-Qualifying Securities or take such other action as shall be directed by the Sponsor as necessary, so that the Trust maintains its qualification as a Regulated Investment Company. Within 25 days after the end of such Tax Quarter, the Trustee shall certify to the Sponsor, in form and substance satisfactory to the Sponsor and its counsel, that any such action required hereinabove has been taken.”

 “(c) In making the necessary computations under this Section 3.16, the independent certified public accountants shall compute the fair market value of the Bonds by (1) taking the mean between the bid and offering side evaluations of the Bonds in the Trust or the closing sales prices of the Bonds as furnished to them by the Evaluator, including any accrued interest thereon; and by (2) treating Contract Securities as if the Bonds subject to such contracts had been acquired by the Trust.”

(h)  Section 4.1 shall be amended by adding the following paragraph at the end of Section 4.1:

“The Evaluator shall furnish to the independent certified public accountants or auditors employed pursuant to Section 6.1(e) bid and offering side evaluations of the Bonds or, if not available, the closing sales prices of the Bonds, as of each Diversification Test Day, and the last Business Day of each Tax Quarter (as defined in Section 3.16(b)). These evaluations shall be furnished promptly on the day on which they are made.”

(i)  Section 6.1 shall be amended to add a new ARTICLE 6.1 (l) which shall read as follows:

“(i) if the Trustee’s duties and obligations become unduly burdensome with respect to the Trustee’s reporting requirements to Unitholders so that the Trustee’s fees and expenses reach levels that would significantly constrain the marketability and saleability of the Trusts, or if is otherwise impracticable for the Trustee to comply with any reporting requirements, the Trustee may in its discretion, and shall when so directed by the

Sponsor, terminate this Indenture and the Trusts created hereby, and liquidate the Trusts, all in the manner provided in Section 9.2.”

(j)  Section 9.1 of the Agreement is amended by adding the following part (d) to the first paragraph thereof:

“or (d) to add or change any provision as may be necessary or advisable for the continuing qualification of the Trust as a Regulated Investment Company;”

Part II

SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

(A)     The interest-bearing obligations listed in the Prospectus related to Empire State Municipal Exempt Trust, Series 185 have been deposited in trust under this Indenture (See “Portfolio” in Part A of the Prospectus which for purposes of this Indenture is the Schedule of Securities or Schedule A).

(B)  For the purposes of the definition of the Unit in item (24) of Section 1.1, the fractional undivided interest in and ownership of the Trust is 3,800.

(C)  The fiscal year for the Trust shall end on May 31st of each year.

(D)  All Certificate holders of record on September 15, 2008 (the “First Monthly Record Date”), who have selected the monthly distribution plan, will receive a distribution to be made on or shortly after October 1, 2008 (the “First Distribution Date”), and thereafter distributions will be made monthly.  The first semi-annual distribution will be made on or shortly after December 1, 2008, to all Certificate holders of record on November 15, 2008, who have selected the semi-annual distribution plan, and thereafter distributions will be made semi-annually.

(E)  The First Settlement Date shall mean August 19, 2008.

(F)  The number of Units referred to in Section 2.3 is 3,800.

(G)  For the purposes of Section 4.3, the Evaluator shall receive for each evaluation of the Bonds in the Trust $.50 per Bond for each valuation.

(H)  For purposes of Section 6.4, the Trustee shall be paid per annum $1.03 per $1,000 principal amount of Bonds for that portion of the Trust under the monthly distribution plan and $0.63 per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan.

(I)   For purposes of Section 8.6, the Depositor’s maximum annual fee is hereby specified to be $.75 per $1,000 principal amount of Bonds in the Trust.

(J)       For purposes of Section 9.2, the Mandatory Termination Date for the Trust is February 15, 2047.

(K)     For purposes of this Series of Empire State Municipal Exempt Trust, the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series as set forth above.

(L)  For purposes of this Series of Empire State Municipal Exempt Trust, the execution date of this Indenture shall be the date first written above.

IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

[Signatures on separate pages]

GLICKENHAUS & CO.

By:	/s/ Michael Lynch
Attorney-in-Fact
for each of the General Partners

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

I, William H. Rodriguez, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Michael Lynch, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

GIVEN, under my hand and notarial seal this 8th day of August, 2008.

/s/ William H. Rodriguez
Notary Public

[SEAL]	William H. Rodriguez Notary Public, State of New York No. 01R04707544 Qualified in New York County Commission Expires Jan. 20, 2010

THE BANK OF NEW YORK MELLON, Trustee

By:	/s/ Michael Kaufherr
Vice President

ATTEST:

By:           /s/ Miriam Wilson

(CORPORATE SEAL)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

I, Todd Francis, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Michael Kaufherr and Miriam Wilson personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Treasurer, respectively, of The Bank of New York Mellon, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York Mellon and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Treasurer, respectively, and as the free and voluntary act of said The Bank of New York Mellon for the uses and purposes therein set forth.

GIVEN, under my hand and notarial seal this 12th day of August, 2008.

/s/ Todd D. Francis
Notary Public

[SEAL]	Todd D. Francis Notary Public. State of New York No. 01FR6118505 Qualified in Queens County My Commission Expires Nov. 8, 2008

CAPELOGIC, INC., Evaluator

By:	/s/ Ishfaq Ahmad
Ishfaq Ahmad

ATTEST:

By: /s/ Salman Ahmad
      Salman Ahmad
      Treasurer